EXHIBIT 10._

                              SETTLEMENT AGREEMENT




     THIS SETTLEMENT AGREEMENT is entered into as of this 22nd day of May, 2002 by and between Goldstate Corporation, a Nevada corporation ("Goldstate") and No. 50 Corporate Ventures Ltd., a corporation ("No. 50").



                                    RECITALS:

     WHEREAS, Goldstate has incurred substantial monetary obligations concerning its business operations and associated contractual relationships;

     WHEREAS, Goldstate and No. 50 have entered into contractual relations pursuant to which No. 50 has agreed to provide certain consulting services to Goldstate on an as-needed basis including, but not limited to, managerial, financial, administrative and investor relations;

     WHEREAS, during fiscal year 2002, Goldstate incurred an aggregate of $42,083.30 to No. 50 relating to fees incurred for services rendered by No. 50 to Goldstate including, but not limited to, managerial, consulting, financial, administrative and investor relations (the "Debt");

     WHEREAS, Goldstate and No. 50 have settled their differences regarding the Debt and wish to set forth their settlement agreement;

     WHEREAS, Goldstate desires to settle the Debt by issuing shares of its restricted common stock, par value $0.0003 (the "Common Stock") at the rate of $0.10 per share (which amount is based upon the average of the open and close price of $0.08 of Goldstate's shares of Common Stock traded on the OTC Bulletin Board as of May 20, 2002); and

     WHEREAS, No. 50 desires to convert the Debt and accept the issuance of 420,833 shares of Common Stock of Goldstate;

     WHEREAS, Goldstate and No. 50 desire to release one another from any and all further liability as related to the aforesaid Debt.

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     NOW, THEREFORE, in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

     1. Goldstate agrees to issue to No. 50 420,833 shares of its restricted Common Stock, at $0.10 per share, as of May 22, 2002, as full and complete satisfaction and payment of the Debt.

     2. No. 50 agrees to accept the issuance of 420,833 shares of the restricted Common Stock of Goldstate as full and complete satisfaction and payment of the Debt.

     3. Goldstate and No. 50 shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the aforesaid Debt.

     4. No. 50 acknowledges that the issuance of the 420,833 shares of Common Stock (i) has not been registered under the Securities Act of 1933, as amended (the "1933 Securities Act"); (ii) is in reliance on the exemption provided by
Section 4(2) of the 1933 Securities Act, (iii) are being acquired solely for No. 50's own account without any present intention for resale or distribution, (iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of Common Stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to Goldstate is delivered to Goldstate to the effect that any proposed distribution of the shares of Common Stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws, and (v) that No. 50 understands the economic risk of an investment in the Common Stock and has had the opportunity to ask questions of and receive answers from Goldstate's management concerning any and all matters related to the acquisition of the Common Stock.

     4. This Settlement Agreement shall be effective as of May 22, 2002 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.


                                        Goldstate Corporation



Date:_____________                      By:__________________________
                                                    President




                                        No. 50 Corporate Ventures Ltd.

Date:______________                     By: __________________________
                                                    President